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                                                                     Exhibit 5.2



November 28, 2003



Board of Directors:

EaglePicher Incorporated                EaglePicher Filtration & Minerals, Inc.
EaglePicher Holdings, Inc.              EaglePicher Technologies, LLC
Carpenter Enterprises, Limited          EaglePicher Automotive, Inc.
Daisy Parts, Inc.
Eagle-Picher Far East, Inc.

11201 North Tatum Boulevard, Suite 110
Phoenix, Arizona 85028

Ladies and Gentlemen:

      We have acted as special counsel for EaglePicher Incorporated, an Ohio corporation (the "Company") and the Guarantors (defined below) in connection with the offer to exchange (the "Exchange Offer") up to $250,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2013 issued and sold in a Rule 144A offering (the "Notes") for registered 9 3/4% Senior Subordinated Notes due 2013 (the "Exchange Notes"). The Exchange Offer is made pursuant to the Registration Statement on Form S-4 filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on November 5, 2003 (the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

      The Exchange Notes will be issued pursuant to the terms of the Indenture, dated August 7, 2003 (the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank, National Association, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Guarantors. EaglePicher Holdings, Inc., a Delaware corporation ("Holdings"), Carpenter Enterprises, Limited, a Michigan corporation ("Carpenter"), Daisy Parts, Inc., a Michigan corporation ("Daisy"), Eagle-Picher Far East, Inc., a Delaware corporation ("Far East"), EaglePicher Filtration & Minerals, Inc., a Nevada corporation ("Filtration & Minerals"), EaglePicher Technologies, LLC, a Delaware limited liability company ("Technologies"), and EaglePicher Automotive, Inc., a Michigan corporation ("Automotive") are collectively referred to herein as the "Guarantors," the guarantees of the Guarantors with respect to the Exchange Notes are collectively referred to herein as the "Guarantees," and the Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Regulations of the Company, (ii) the comparable organizational documents for each of the Guarantors, (iii) certain resolutions and/or
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Board of Directors
November 28, 2003
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written consents of the Boards of Directors of the Company and of each of the
Guarantors, (iv) the Indenture, (v) the Registration Statement, (vi) a specimen of the Exchange Notes and the Guarantees; and (vii) such other corporate records, agreements, documents and other instruments of the Company and the Guarantors and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

      In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (vi) that the parties' choice of New York law to govern the Indenture and the Securities would be upheld if challenged, and (vii) that the Securities will be issued as described in the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Company, the Guarantors and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

      Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

      1. The Company is a corporation duly incorporated and in good standing under the laws of the State of Ohio, and has duly authorized the execution, delivery and performance of the Indenture and the Exchange Notes.

      2. Holdings and Far East are corporations duly incorporated and are in good standing under the laws of the State of Delaware, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.


      3. Carpenter, Daisy and Automotive are corporations duly incorporated and are in good standing under the laws of the State of Michigan, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

      4. Technologies is a limited liability company duly organized and is validly existing under the laws of the State of Delaware, and has duly authorized the execution, delivery and performance of the Indenture and its Guarantee.


      5. Filtration & Minerals is a corporation duly incorporated and is in good standing under the laws of the State of Nevada, and has duly authorized the execution, delivery and performance of the Indenture and its Guarantee.

      6. Assuming that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Exchange notes are duly executed and issued by the Company, (iii) the Guarantees are duly executed and issued by the respective Guarantors, and (iv) the Exchange Notes have been authenticated by the Trustee in the manner set forth in the Indenture, and upon exchange and delivery as described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled
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Board of Directors
November 28, 2003
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to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      7. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, and, based on such assumption, the Guarantees will constitute valid and legally binding obligations of each of the respective Guarantors, enforceable against each Guarantor in accordance with their terms; provided, however, in each case that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      The foregoing opinions are subject to the following qualifications and limitations:

      (a) With respect to our opinions set forth in Paragraph 1, as to matters of Ohio law, we have relied solely on the Certificate of Good Standing issued by the State of Ohio dated as of a recent date and certain resolutions of the Company dated as of a recent date.

      (b) With respect to our opinions set forth in Paragraphs 2 and 4, as to matters of Delaware law, we have relied solely on the Certificates of Good Standing and Certificates of Existence issued by the State of Delaware dated as of a recent date and certain resolutions or written consents of Holdings, Far East, and Technologies dated as of a recent date.

      (c) With respect to our opinions set forth in Paragraph 3, as to matters of Michigan law, we have relied solely on the Certificates of Good Standing issued by the State of Michigan as of a recent date, and certain resolutions or written consents of Carpenter, Daisy and Automotive dated as of a recent date.

      (d) With respect to our opinions set forth in Paragraph 5, as to matters of Nevada law, we have relied solely on the Certificate of Good Standing issued by the State of Nevada dated as of a recent date and a certain written consent of Filtration and Minerals dated as of a recent date.

      We are qualified to practice law in the States of Ohio, Michigan and Nevada. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Ohio, Michigan, Nevada and the General Corporation Law of the State of Delaware, and to the extent expressly set forth herein, the federal laws of the United States. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should it no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

      This opinion is furnished only to, and is solely for the benefit of, the addressees named above, and except with our prior written consent, is not to be used, circulated, quoted or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity; provided, however, that the
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Board of Directors
November 28, 2003
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Trustee may rely upon this opinion as if it were addressed to it.
Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,



                                    /s/ Squire, Sanders & Dempsey L.L.P.



                                    Squire, Sanders & Dempsey L.L.P.